UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2005

HUNTINGTON BANCSHARES INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 480-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2005, Huntington Bancshares Incorporated and James W. Nelson, Chief Risk Officer and Executive Vice President, entered into an Executive Agreement which provides certain protections for Mr. Nelson, and thus encourages his continued employment, in the event of any actual or threatened change in control of Huntington. The Executive Agreement is retroactively effective to Mr. Nelson’s first day of employment, November 9, 2004. Mr. Nelson’s Executive Agreement is substantially similar to Huntington’s Tier IIA Executive Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, on February 14, 2005, Mr. Nelson agreed to the terms of a letter agreement setting forth Huntington’s agreement to make payment to Mr. Nelson in the event Mr. Nelson’s employment is terminated by Huntington, or if Huntington and Mr. Nelson mutually agree to end his employment, in either case without cause, on or prior to November 8, 2006 (the “Letter Agreement”). The Letter Agreement provides that in such event, Mr. Nelson will receive a lump sum payment equal to the sum of (1) two times Mr. Nelson’s base salary at the time of termination, plus (2) two times Mr. Nelson’s target payment under the Management Incentive Plan at the time of termination, minus all applicable withholdings and deductions. A copy of the Letter Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	—	Tier IIA Executive Agreement for certain executive officers.

Exhibit 99.2	—	Letter Agreement between Huntington Bancshares Incorporated and James W. Nelson with respect to payment upon termination of employment, acknowledged and agreed to by Mr. Nelson on February 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date: February 14, 2005	By:	/s/ Richard A. Cheap, Secretary
Richard A. Cheap, Secretary

EXHIBIT INDEX

Exhibit No.		Description
Exhibit 99.1	—	Tier IIA Executive Agreement for certain executive officers.

Exhibit 99.2	—	Letter Agreement between Huntington Bancshares Incorporated and James W. Nelson, with respect to payment upon termination of employment, acknowledged and agreed to by Mr. Nelson on February 14, 2005.